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                                                                   EXHIIBT 10(d)

                               AMENDMENT AGREEMENT


         This AMENDMENT AGREEMENT, dated as of May 12, 2003 (this "Agreement"), is made and entered into by and among CMS Gas Transmission Company (the "Seller"), AIG Highstar Capital, L.P. ("Highstar"), AIG Highstar II Funding Corp. ("Funding," and together with Highstar, the "Highstar Parties"), Southern Union Company ("Southern Union"), and Southern Union Panhandle Corp. ("Buyer", and together with Seller, the Highstar Parties and Southern Union, the "Purchase Agreement Parties").

         WHEREAS, the Purchase Agreement Parties are parties to that certain Stock Purchase Agreement, dated as of December 21, 2002 (the "Purchase Agreement"); and

         WHEREAS, the Purchase Agreement Parties desire to amend the Purchase Agreement so that the Highstar Parties are no longer parties to the Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Purchase Agreement Parties, intending to be legally bound, hereby agree as follows (capitalized terms used in this Agreement but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement):

     1. Effective immediately, the Purchase Agreement is hereby amended pursuant to Section 9.20 of the Purchase Agreement such that the Highstar Parties are no longer parties to the Purchase Agreement and such that the Highstar Parties' participation in the sale of Panhandle is terminated. As further set forth in paragraphs 4 and 5 below, the Highstar Parties shall have no election, right, option, claim, or other privilege or any obligation or liability arising under, in connection with or relating to the Purchase Agreement or the transactions contemplated by the Purchase Agreement except for those elections, rights, options, claims or other privileges or any obligations or liabilities expressly arising hereunder. In addition, the Highstar Parties, Southern Union and Buyer agree that upon execution of this Agreement, that certain letter agreement, dated as of December 20, 2002, by and among the Highstar Parties, Southern Union and Buyer regarding the formation, capitalization and operation of the Buyer as well as all other agreements, arrangements and commitments entered into in connection therewith (together, the "Buyer Formation Agreements") are hereby terminated. The Highstar Parties acknowledge that (i) simultaneously with the execution of this Agreement, Seller, Buyer and Southern Union intend to enter into an amended purchase agreement relating to the sale of Panhandle to Buyer, pursuant to terms that will differ from those set forth in the Purchase Agreement (such new agreement, the "Amended Purchase Agreement"), (ii) as soon as reasonably practicable thereafter, Seller, Southern Union and Buyer intend to consummate the transactions contemplated by any Amended Purchase Agreement (the "Amended Transactions"), and (iii) the Highstar Parties shall have no


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         election, right, option, claim, or other privilege or any obligation or liability arising under, in connection with, or relating to, the Amended Purchase Agreement or the Amended Transactions. In addition, the Highstar Parties and SU are simultaneously entering into a letter agreement regarding the termination of certain other arrangements (the "Highstar/SU Letter Agreement"). Notwithstanding anything to the contrary contained herein, from and after the date of this Agreement, in the event that any of the Highstar Parties suffer or incur any Damages as a result of a Third Party Claim, the Highstar Parties shall continue to be entitled to any and all rights to indemnification provided under Article VIII of the Purchase Agreement with respect to such Third Party Claim to the same extent as the Highstar Parties would have been entitled to indemnification under Article VIII of the Purchase Agreement for any such Third Party Claim had this Agreement not been executed and, solely for purposes of determining the right of the Highstar Parties to indemnification under this Agreement and
         Article VIII of the Purchase Agreement, the Highstar Parties shall be treated as if the Highstar Parties had completed the transactions contemplated by the Purchase Agreement. Southern Union shall indemnify CMS for fifty percent (50%) of any amount paid by CMS or its Affiliates to the Highstar Parties pursuant to the preceding sentence. In consideration for the termination by the Highstar Parties of their participation in the sale of Panhandle, from and after the date hereof, Southern Union shall assume any and all obligations of the Highstar Parties to indemnify CMS or any other Person under Articles VII or VIII of the Purchase Agreement, and Southern Union hereby assumes all obligations of the Sponsors to pay those expenses of the Sponsors and the Buyer with respect to the transactions contemplated by the Purchase Agreement otherwise allocable to the Sponsors under the Purchase Agreement and the Buyer Formation Documents.

     2. The Highstar Parties do hereby unequivocally release and discharge Seller, its parents, subsidiaries and affiliates, and any of their respective officers, directors, agents, managers, employees, representatives, legal and financial advisors, principals or partners, and any heirs, executors, administrators, successors or assigns of any said persons or entities (the "Seller Releasees"), from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and liabilities whatsoever, in law, equity or otherwise (together, "Actions"), in any way arising under, in connection with or relating to the Purchase Agreement or the transactions contemplated thereby, or any action or failure to act under the Purchase Agreement or in connection therewith or in connection with the events leading to the removal of the Highstar Parties as parties to the Purchase Agreement, which have been asserted against the Seller Releasees or which, whether currently known or unknown, the Highstar Parties, or any successors or assigns, ever could assert, or ever do assert, against the Seller Releasees, relating to any claims, or any transactions or occurrences from any time through the date hereof in connection with the foregoing; provided, however, the Seller Releasees


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         are not released from any Actions which may arise (i) under this
         Agreement or (ii) under the Confidentiality Agreement.

     3. The Highstar Parties do hereby unequivocally release and discharge Southern Union and Buyer, their parents, subsidiaries and affiliates, and any of their respective officers, directors, agents, managers, employees, representatives, legal and financial advisors, principals or partners, and any heirs, executors, administrators, successors or assigns of any said persons or entities (the "Southern Union Releasees"), from any and all Actions in any way arising under, in connection with or relating to the Purchase Agreement and/or the Buyer Formation Agreements or the transactions contemplated thereby (including under that certain letter agreement, dated as of December 20, 2002, by and among the Highstar Parties and Southern Union), or any action or failure to act under the Purchase Agreement and/or the Buyer Formation Agreements or in connection therewith or in connection with the events leading to the removal of the Highstar Parties as parties to the Purchase Agreement, which have been asserted against the Southern Union Releasees or which, whether currently known or unknown, the Highstar Parties, or any successors or assigns, ever could assert, or ever do assert, in any capacity, against the Southern Union Releasees, relating to any claims, or any transactions or occurrences from any time through the date hereof in connection with the foregoing; provided, however, the Southern Union Releasees are not released from any Actions which may arise (i) under this Agreement, (ii) the Highstar/SU Agreement, or (iii) under the Confidentiality Agreement.

     4. Seller does hereby unequivocally release and discharge the Highstar Parties, their parents, subsidiaries and affiliates, and any of their respective officers, directors, agents, managers, employees, representatives, legal and financial advisors, principals or partners, and any heirs, executors, administrators, successors or assigns of any said persons or entities (the "Highstar Releasees"), from any and all Actions in any way arising under, in connection with or relating to the Purchase Agreement or the transactions contemplated thereby, or any action or failure to act under the Purchase Agreement or in connection therewith, or in connection with the events leading to the removal of the Highstar Parties as parties to the Purchase Agreement, which have been asserted against the Highstar Releasees or which, whether currently known or unknown, Seller, Southern Union or Buyer, or any successors or assigns, ever could assert, or ever do assert, in any capacity, against the Highstar Releasees, relating to any claims, or any transactions or occurrences from any time through the date hereof in connection with the foregoing; provided, however; the Highstar Releasees are not released from any Action which may arise (i) under this Agreement or (ii) under the Confidentiality Agreement.

     5. Southern Union and Buyer do hereby unequivocally release and discharge the Highstar Releasees from any and all Actions arising under, in connection with or relating to the Purchase Agreement and/or the Buyer Formation Agreements or



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         the transactions contemplated thereby (including under that certain letter agreement, dated as of December 20, 2002, by and among the Highstar Parties and Southern Union), or any action or failure to act under the Purchase Agreement and/or the Buyer Formation Agreements or in connection therewith, or in connection with the events leading to the removal of the Highstar Parties as parties to the Purchase Agreement, which have been asserted against the Highstar Releasees or which, whether currently known or unknown, Seller, Southern Union or Buyer, or any successors or assigns, ever could assert, or ever do assert, in any capacity, against the Highstar Releasees, relating to any claims, or any transactions or occurrences from any time through the date hereof in connection with the foregoing; provided, however; the Highstar Releasees are not released from any Action which may arise
         (i) under this Agreement, (ii) the Highstar/SU Agreement, or (iii) under the Confidentiality Agreement.

     6. The Highstar Parties agree that, if requested by the Federal Trade Commission ("FTC") as a condition to the expiration or termination of the waiting period under the HSR Act to permit Buyer's acquisition of Panhandle or by the Missouri Attorney General as a condition to not opposing Buyer's acquisition of Panhandle, the Highstar Parties and any applicable subsidiary will negotiate in good faith, with the FTC, the Missouri Attorney General, and the other parties to this Agreement, as applicable, mutually acceptable terms and conditions of consent order(s) governing the future interactions of the Highstar Parties and their subsidiaries with Southern Union and its affiliates (including, but not limited to, provisions that the Highstar Parties and their subsidiaries will not acquire any interest in Buyer or Panhandle and/or will not enter into any management agreement with Southern Union relating to the Central Pipeline (as hereinafter defined), without prior FTC or Missouri Attorney General approval), and the Highstar Parties will sign such a consent order if the terms and conditions of such consent order are reasonably acceptable to the Highstar Parties. The "Central Pipeline" means the Central Pipeline acquired by Highstar, through AIG Highstar Capital, L.P. and Southern Star Central Corp., from The Williams Companies, that distributes natural gas from producing locations in Kansas, Oklahoma, Texas, Wyoming and Colorado to consuming areas in the Midwest. In no event shall the Highstar Parties be required to enter into any such consent with the FTC that would prohibit the Highstar Parties or any applicable subsidiary from acquiring Energy Worx, Inc. or from retaining management of Energy Worx, Inc. to manage the Central Pipeline.

     7. The parties hereby agree that the Confidentiality Agreement, which for purposes of this Agreement, shall be deemed to also include (a) the letter agreement, dated as of November 1, 2002, by and between the Highstar Parties and Southern Union regarding the disclosure of Confidential Information to Southern Union, and (b) the letter agreement, dated as of December 6, 2002, among the Purchase Agreement Parties, pursuant to which Southern Union agreed to be subject to the Confidentiality Agreement, shall continue in full force and effect pursuant to its terms. Seller hereby demands that the Highstar Parties return or destroy the



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         Information (as defined in the Confidentiality Agreement) and all copies thereof, pursuant to and otherwise subject to Section 4 of the Confidentiality Agreement.

     8. Attached hereto as Exhibits A and B are the respective forms of press release to be issued by Seller and Southern Union on signing of this Agreement, with respect to this Agreement and the removal of the Highstar Parties as parties to the Purchase Agreement.

     9. Each party agrees that it will not, and will cause its respective subsidiaries not to, and will use its reasonable best efforts to cause its directors, officers and employees not to, make any public statements or any statements reasonably calculated to become public (orally, in writing, electronically or otherwise), or instigate, assist or participate in making any such statement, which would reasonably be considered to disparage any other party or its business or operations, or their respective businesses and operations, or any other party's present and former officers, partners, directors, employees, agents, stockholders or representatives, in their capacity as such. Until the first anniversary of the date hereof, except as otherwise agreed by the parties, Southern Union, Buyer and Seller shall not make any public statements or any statements reasonably calculated to become public regarding, or respond to inquiries from the media, analysts, investors and other third parties, or otherwise comment on, the Highstar Parties in connection with the Panhandle transaction and the reasons for the removal of the Highstar Parties as parties to the Purchase Agreement, except as provided in the form of the press releases attached hereto as Exhibit A and Exhibit B or as required by law or a governmental or regulatory authority. Until the first anniversary of the date hereof, except as otherwise agreed by the parties, the Highstar Parties shall not make any public statements or any statements reasonably calculated to become public regarding, or respond to inquiries from the media, analysts, investors and other third parties, or otherwise comment on, Southern Union, Buyer, Seller, Panhandle and the Panhandle Subsidiaries, the Panhandle transaction and the reasons for the removal of the Highstar Parties as parties to the Purchase Agreement, except as provided in the form of press releases attached hereto as Exhibit A and Exhibit B or as required by law or a governmental or regulatory authority. Notwithstanding the foregoing, each party shall have a fair opportunity to make statements in response to statements made by any other party or in response to requests of a governmental or regulatory authority.

     10. Each party represents to the other parties that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation and in good standing; (b) it has the power to execute and perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance does not violate or conflict with any law applicable to it, any provision of its charter or bylaws or other similar governing documents or any order or judgment of any court or other agency of government applicable to it or any of its assets; (d) all



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         governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (e) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with the terms hereof.

     11. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by any laws or otherwise afforded, will be cumulative and not alternative.

     12. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise expressly contemplated hereby, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their affiliates. Except as otherwise expressly contemplated hereby, no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any Liability (or otherwise) against any party hereto.

     13. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of each party.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).

     15. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     16. Any disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties' performance hereunder shall be resolved as provided by Section 9.9 of the Purchase Agreement.



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     17. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, will be deemed to have been duly given only if delivered personally or by facsimile transmission (with confirmation of receipt) or by an internationally-recognized express courier service or by mail (first class, postage prepaid) to the parties at the addresses or telephone or facsimile numbers set forth in Section 9.7 of the Purchase Agreement (or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor) and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service or regular mail.

     18. Each party shall maintain at all times a duly appointed agent in the State of New York, which may be changed upon ten (10) Business Days' notice to the other party, for the service of any process or summons in connection with any issue, litigation, action or proceeding brought in any such court. Any such process or summons may also be served on a party by mailing a copy of such process or summons to it at its address set forth in Section 9.7 of the Purchase Agreement (or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor) and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service or regular mail. Each party hereby irrevocably consents to the exclusive personal jurisdiction and venue of any New York State or United States Federal court of competent jurisdiction sitting in New York County, New York, in any action, Claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, Claim or proceeding in any other court. Each of the parties hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in New York County, New York.

     19. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.



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         IN WITNESS WHEREOF, the Purchase Agreement Parties have executed this agreement as of the date first written above.


                         CMS GAS TRANSMISSION COMPANY



                         By:  /s/ William J. Haener
                            ----------------------------------------------
                              Name: William J. Haener
                              Title: President and CEO


                         SOUTHERN UNION PANHANDLE CORP.


                         By:  /s/ Thomas F. Karam
                            ----------------------------------------------
                              Name: Thomas F. Karam
                              Title: President and Chief Operating Officer


                         SOUTHERN UNION COMPANY


                         By:  /s/ Thomas F. Karam
                            ----------------------------------------------
                              Name: Thomas F. Karam
                              Title: President and Chief Operating Officer

                         AIG HIGHSTAR CAPITAL, L.P.


                         By:  /s/ Christopher H. Lee
                            ----------------------------------------------
                              Name: Christopher H. Lee
                              Title: Managing Partner


                         AIG HIGHSTAR II FUNDING CORP.


                         By:  /s/ Michael Walsh
                            ----------------------------------------------
                              Name: Michael Walsh
                              Title: Treasurer